UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

January 13, 2016
Date of Report (Date of Earliest Event Reported)

FIRST POTOMAC REALTY TRUST
(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-31824	37-1470730
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

7600 Wisconsin Avenue, 11th Floor
Bethesda, Maryland 20814
(Address of Principal Executive Offices) (Zip Code)

(301) 986-9200
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule l4a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule l4d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule l3e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)     As previously disclosed, on November 8, 2015, First Potomac Realty Trust (the “Company”) undertook a leadership transition, whereby Robert Milkovich was promoted to President and Chief Executive Officer (while retaining the role of Chief Operating Officer, and assuming the role of leading investment activities) and Douglas Donatelli and Nicholas Smith resigned from their positions as President and Chief Executive Officer and Chief Investment Officer, respectively.  In connection with this leadership transition, the Compensation Committee of the Board of Trustees undertook a comprehensive review of the Company’s executive compensation arrangements, with a view toward compensating the Company’s current executive officers in a manner that (i) reflects current market practices, (ii) recognizes the increase in responsibilities of the Company’s executives officers in light of the leadership transition, (iii) provides uniformity among the employment arrangements of the Company’s executive officers, and (iv) implements certain governance changes by (a) providing that the severance payments will generally be based on a multiple of the average (not highest) bonus paid to the executives in the three years prior to their termination and (b) eliminating any remaining 280G gross-up provisions from prior employment arrangements.

As a result of that review, on January 13, 2016, the Compensation Committee approved the following compensatory arrangements for Andrew Blocher, the Company’s Executive Vice President and Chief Financial Officer, and Samantha Sacks Gallagher, the Company’s Executive Vice President, General Counsel and Secretary. The new compensatory arrangements for Mr. Milkovich are described in a separate Current Report on Form 8-K/A, which is also being filed today.

On January 13, 2016, the Company and First Potomac Realty Investment Limited Partnership, the operating partnership of the Company (the “Operating Partnership”), entered into an employment agreement with each of Mr. Blocher and Ms. Gallagher (each an “Employment Agreement” and, collectively, the “Employment Agreements”). The Employment Agreements replace and supersede the offer letters and severance arrangements that were previously in effect for the executives. The Employment Agreements, as more fully described below, (i) do not contain any 280G or other tax gross up payments, (ii) provide that the severance payments will generally be based on a multiple of the average (not highest) bonus paid to the executives in the three years prior to their termination, (iii) do not contain any excessive perquisites, and (iv) require a double trigger for change of control severance payments.

The Employment Agreements are effective as of January 13, 2016, have a three-year term and are automatically extended on the third anniversary of the effective date for one-year terms thereafter, unless terminated earlier (i) at the election of the applicable executive, or at the election of the Board of Trustees of the Company (the “Board”), at least 90 days prior to the end of then-applicable term, (ii) due to the Company’s termination of the applicable executive’s employment, or (iii) as a result of the applicable executive’s resignation.

Mr. Blocher will be paid an annual base salary of $382,000, and Ms. Gallagher will be paid an annual base salary of $330,000, in each case subject to review in the first quarter of 2016 and at least annually thereafter. In addition, Mr. Blocher and Ms. Gallagher will participate in the Company’s short-term incentive compensation plan pursuant to which the executives will be eligible to earn annual cash incentives with a target payment amount that will be no less than 80% of their respective base salaries. The executives will also participate in the Company’s long-term incentive compensation program (the “LTI Program”) pursuant to which the executives may be entitled to receive restricted common shares, with an annual target amount of not less than $550,000 in the case of Mr. Blocher and not less than $510,000 in the case of Ms. Gallagher. Under the current LTI Program, annual long-term incentive awards consist of two parts, each of which will be made in the first quarter of the following fiscal year: (i) 40% of the award will be fixed based on the aggregate target amount of the award; and (ii) 60% of the award will be determined based on performance metrics set by the Compensation Committee of the Board at the beginning of the performance period. Once awarded (upon achieving the performance metrics, if applicable), the long-term incentive awards will be made in the form of restricted shares that vest in equal installments over a three-year period from the issuance date. In addition, Mr. Blocher and Ms. Gallagher will be eligible to participate in the Company’s retirement and other benefit plans on the same terms as all other senior executives of the Company.

In addition, in connection with execution of the Employment Agreements, on January 13, 2016 Mr. Blocher received an award of 75,000 restricted common shares and Ms. Gallagher received an award of 65,000 restricted common shares, which in each case will vest in one-quarter increments on the second through fifth anniversaries of the date of grant.

In the event of a termination of their employment, each of Mr. Blocher and Ms. Gallagher will be entitled to receive certain severance benefits based on the nature of their termination. If their employment is terminated by the Company without “cause” (as defined below) or by the applicable executive for “good reason” (as defined below), the applicable executive will be entitled to receive:

•	any accrued but unpaid compensation;

•
a single sum payment equal to one times (or, in the event of a termination without cause or for good reason on or prior to the second anniversary of a change of control, three times) the sum of (i) the executive’s highest annual base salary in effect for the three years prior to their termination and (ii) the average annual bonus paid to the executive during the three years prior to their termination (or the period of executive’s employment, if less than three years);

•
a pro rata short-term incentive bonus calculated at the target amount of the applicable executive’s short-term incentive and based on the number of days in the fiscal year that the applicable executive was employed through the termination date (the “Pro Rata Short-Term Incentive Bonus”);

•
if the termination occurs after the end of a fiscal year and prior to the payment of the annual cash incentive under the short-term incentive plan for such prior fiscal year, an amount equal to the annual cash incentive that the applicable executive would have received under the short-term incentive plan had he or she remained employed through the payment date;

•
with respect to the fixed portion under the LTI Program, (i) if termination occurs after the end of a fiscal year and prior to the grant of restricted shares pursuant to the LTI Program for such prior fiscal year, an amount of unrestricted common shares equal to 40% of the aggregate target amount of the award under the LTI Program for the prior fiscal year, or (ii) if termination occurs prior to the end of a fiscal year, an amount of unrestricted common shares equal to 40% of the aggregate target amount of the award under the LTI Program for the applicable fiscal year, pro-rated based on the number of days employed in the fiscal year (such share issuance, as applicable, the “Fixed LTI Program Share Issuance”);

•
with respect to the performance-based portion of the LTI Program, (i) if the termination occurs after the end of a fiscal year and prior to the grant of restricted shares pursuant to the LTI Program for such prior fiscal year, an amount of unrestricted common shares representing the performance-based portion of the award under the LTI Program that would otherwise have been issued based on the actual achievement of performance targets (whether threshold, target or stretch) for such performance period ended as of the prior fiscal year, or (ii) if the termination occurs prior to the end of a fiscal year, an amount of unrestricted common shares representing the performance-based portion of the award under the LTI Program that would otherwise have been issued based on the actual achievement of performance targets for the performance period ending with the fiscal year in which the termination occurs, pro-rated based on the number of days employed in the fiscal year (such share issuance, as applicable, the “Performance-Based LTI Program Share Issuance”);

•	an additional lump sum payment equal $50,000 ($75,000 in the event of a termination without cause or for good reason on or prior to the second anniversary of a change of control); and

•	acceleration of vesting of all outstanding equity awards at their target level.

Payment of any of the foregoing severance benefits to the executive will be conditioned upon their execution of a release and waiver of all claims arising from their employment or termination.

If Mr. Blocher or Ms. Gallagher is terminated by the Company for cause, elects not to extend the term of their applicable Employment Agreement, or terminates employment without good reason, he or she will receive only his or her accrued but unpaid compensation.

If Mr. Blocher or Ms. Gallagher dies or becomes disabled, he or she (or his or her estate), as applicable, will receive:

•	accrued but unpaid compensation;

•	a Pro Rata Short-Term Incentive Bonus;

•
acceleration of vesting of all outstanding equity awards at their target level and, in the case of options, a period of one year to exercise any vested share options (or until the original expiration of the option, if earlier);

•
if the death or disability occurs after the end of a fiscal year and prior to the payment of the annual cash incentive under the short-term incentive plan for such prior fiscal year, an amount equal to the full-year target amount of the annual cash incentive under the short-term incentive plan for such prior fiscal year;

•	the Fixed LTI Program Share Issuance;

•	the Performance-Based LTI Program Share Issuance; and

•	a lump sum death or disability benefit payment, as applicable, equal to $15,000.

Pursuant to the terms of the Employment Agreements, “cause” is defined as: (i) conviction of or a plea of guilty or nolo contendere for the commission of a felony; (ii) commission of one or more acts involving fraud or moral turpitude; (iii) misappropriation of any assets of the Company or any affiliate; (iv) willful misconduct which is materially injurious to the Company and/or its employees, officers, trustees or affiliates; or (v) fraud or willful misconduct by the executive that caused or otherwise contributed to the requirement for an accounting restatement of the Company’s financial statements due to noncompliance with any financial reporting requirement (other than a restatement due to a change in accounting rules).

“Good reason” generally means the occurrence of any of the following, provided the executive provides notice of the existence of the condition within 90 days of the first occurrence of the condition, unless the event is cured by the Company within 30 days after receipt of such notice: (i) any material breach of the Employment Agreement, short-term incentive compensation plan, LTI Program or restricted share agreement entered into concurrently with the Employment Agreement; (ii) any material reduction in base salary; (iii) any relocation of the Company’s headquarters or the executive’s primary employment location from the Washington, D.C. metropolitan area or more than 50 miles from the Company’s headquarters in Bethesda, Maryland; (iv) the Company’s failure to renew the Employment Agreement; or (v) any material reduction of the executive’s duties from those identified at the commencement of the executive’s employment pursuant to the Employment Agreement, or the assignment of any duties materially inconsistent with the executive’s current position and title.

The Employment Agreement eliminates the gross-up payments to which the executive was previously entitled (in the case of Mr. Blocher) in the event he became subject to excise taxes imposed under Section 4999 of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”) as a result of receiving any parachute payments within the meaning of Section 280G of the Internal Revenue Code. In contrast, the Employment Agreements now include a provision that provides that, if any of the payments or benefits provided to the executive under their respective Employment Agreement or otherwise would constitute parachute payments within the meaning of the Internal Revenue Code, and be subject to the excise tax imposed under Section 4999 of the Internal Revenue Code, the payments or benefits will be reduced by the amount required to avoid the excise tax if such a reduction would give the executive a better after-tax result than if he or she received the full payments and benefits.

The Employment Agreements also contain confidentiality and non-disparagement covenants in favor of the Company.

The foregoing summary of the Employment Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the Employment Agreements with each of Mr. Blocher and Ms. Gallagher, copies of which are attached hereto as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are being filed with this Current Report on Form 8-K.

Exhibit No.	Exhibit Description

10.1	Employment Agreement, dated January 13, 2016, by and between First Potomac Realty Investment Limited Partnership, First Potomac Realty Trust and Andrew Blocher.
10.2	Employment Agreement, dated January 13, 2016, by and between First Potomac Realty Investment Limited Partnership, First Potomac Realty Trust and Samantha Sacks Gallagher.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST POTOMAC REALTY TRUST

January 15, 2016	/s/ Samantha Sacks Gallagher
Samantha Sacks Gallagher
Executive Vice President, General Counsel and Secretary

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EXHIBIT INDEX

Exhibit No.	Exhibit Description

10.1	Employment Agreement, dated January 13, 2016, by and between First Potomac Realty Investment Limited Partnership, First Potomac Realty Trust and Andrew Blocher.
10.2	Employment Agreement, dated January 13, 2016, by and between First Potomac Realty Investment Limited Partnership, First Potomac Realty Trust and Samantha Sacks Gallagher.

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